EXHIBIT 21.1

SUBSIDIARIES OF DOLPHIN ENTERTAINMENT, INC.

42WEST LLC

THE DOOR MARKETING GROUP LLC

VIEWPOINT COMPUTER ANIMATION INCORPORATED

SHORE FIRE MEDIA, LTD

CYBERGEDDON PRODUCTIONS LLC

DOLPHIN WOODSTOCK PRODUCTIONS, LLC

DOLPHIN 10KW PRODUCTIONS LLC

DOLPHIN JOAT PRODUCTIONS LLC

DOLPHIN FILMS INC

(The following are subsidiaries of Dolphin Films, Inc.)

YOUNGBLOOD PRODUCTIONS LLC

DOLPHIN MAX STEEL HOLDINGS LLC

DOLPHIN JB BELIEVE FINANCING LLC

DOLPHIN ASK ME PRODUCTIONS LLC

DOLPHIN SPINNING THE GLOBE LLC

THE WISHING SEASON PRODUCTIONS LLC

DOLPHIN CP PRODUCTIONS LLC

DOLPHIN THE WALL PRODUCTIONS LLC

THATH PRODUCTION, LLC